UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2021

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Base Salary Increases

On March 30, 2021, the Board of Directors (the “Board”) of Marrone Bio Innovations, Inc. (the “Company”) approved of increases in the annual base salaries of certain named executive officers based on the recommendation it received from the Compensation Committee of the Board (the “Compensation Committee”), with an increase for Kevin Helash, Chief Executive Officer from $385,000 to $400,400, and an increase to Kevin Hammill, Chief Manufacturing and Supply Chain Officer, from $313,182 to $346,080. The salary increases became effective on April 1, 2021.

Executive Officer Bonuses

Also on March 30, 2021, the Board approved of the values of bonus awards for the Messrs. Helash and Hammill for performance during the fiscal year ended December 31, 2020, adopting the recommendation it received from the Compensation Committee, subject to further Board review of the form of award. The Compensation Committee had determined that each of Messrs. Helash and Hammill were eligible to receive 57% of their respective target bonuses based on achievement of Company-wide and individual goals together for fiscal year 2020, with Mr. Helash’s award being pro-rated based on his time served with the Company during 2020, such that the bonus awards recommended to the Board for grant to Messrs. Helash and Hammill had an aggregate value of $41,112 and $75,936, respectively. Subsequently, on April 2, 2021, in order to conserve Company resources, the Board determined to pay the bonus awards to Messrs. Helash and Hammill and certain other officers in the form of restricted stock units (“RSUs”), with the number of RSUs awarded in lieu of cash determined at a rate of $1.95 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on April 1, 2021, the last trading day before the date of grant, such that Mr. Helash and Mr. Hammill received 21,083 and 38,942 RSUs, respectively. The RSUs will vest and settle on May 20, 2021.

In addition, as previously disclosed, James B. Boyd, the Company’s former Chief Financial Officer and President, who retired from the Company effective February 17, 2021, is entitled under his separation agreement with the Company to his 2020 annual bonus, without regard to the termination of his employment, calculated based on his individual goals and with Company-wide goals and all other terms determined in accordance with the terms of the Company’s annual bonus plan and otherwise as applied to other active senior executives of the Company, provided that his bonus be paid in cash. Accordingly, on March 30, 2021, as a result of the Board’s approval of bonus awards for the Company’s senior executives, Mr. Boyd became entitled to a cash bonus payment of $74,580, representing 57% of his target award for 2020.

All other compensation for the named executive officers for the fiscal year ended December 31, 2020 will be reported by the Company in the Summary Compensation Table in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: April 5, 2021	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Secretary